NEWS RELEASE

CONE Midstream Reports Third Quarter Results
and Increases Guidance
CANONSBURG, PA (November 4, 2016) — CONE Midstream Partners LP (NYSE:CNNX) ("CONE Midstream" or the "Partnership") today reported financial and operational results for the three months ended September 30, 2016.(1) The Partnership also increased guidance for full year 2016 financial results.
Third Quarter Results
Highlights of third quarter 2016 results attributable to the Partnership as compared to the third quarter of 2015 include:

•	Net income of $23.6 million as compared to $19.7 million

•	Average daily throughput volumes of 840 billion Btu per day (BBtu/d) as compared to 642 BBtu/d

•	Net cash provided by operating activities of $40.0 million as compared to $38.8 million

•	Adjusted EBITDA(2) of $26.8 million as compared to $21.9 million

•	Distributable cash flow (DCF)(2) of $23.3 million as compared to $19.5 million

•	Cash distribution coverage of 1.47x on an as declared basis
Management Comment
John T. Lewis, Chairman of the Board and Chief Executive Officer of CONE Midstream GP LLC (the "General Partner"), commented, "It is a pleasure to report another strong quarter of financial and operational results for CNNX. Net throughput volumes increased by 31% from the third quarter of 2015. Net income attributable to the Partnership, Adjusted EBITDA and distributable cash flow all increased by approximately 20% as compared to third quarter last year. As anticipated, we were free-cash-flow positive again during the quarter, with net cash provided by operating activities exceeding our total capital investments and cash distribution payments, which allowed us to again reduce the balance drawn on our revolving credit facility. Our debt-to-Adjusted EBITDA ratio at the end of the quarter was 0.38x.
Mr. Lewis further noted that, "Based on our solid performance for the first nine months and our current outlook for the remainder of the year, we have increased our guidance for our full year 2016 results."
Quarterly Distribution
As previously announced, the Board of Directors of the General Partner declared a quarterly cash distribution of $0.263 per unit with respect to the third quarter of 2016. The distribution payment will be made on November 14, 2016 to unitholders of record at the close of business on November 4, 2016. The distribution, which equates to an annual rate of $1.052 per unit, represents an increase of 3.5% over the prior quarter and an increase of 15.4% over the distribution paid with respect to the third quarter of 2015.

Capital Investment and Resources
CONE Midstream's allocated third quarter 2016 share of investment in expansion projects was $0.5 million. Total expansion capital investment at the three development companies in which CONE Midstream holds controlling interests was $1.4 million. CONE Midstream's respective share of maintenance capital expenditures for the three development companies for the third quarter of 2016 was $3.3 million. Maintenance capital expenditures in the aggregate for the development companies in which CONE Midstream holds controlling interests totaled $5.3 million.
As of September 30, 2016, CONE Midstream had outstanding borrowings of $41.0 million under its $250 million revolving credit facility and a cash balance of $4.2 million.
2016 Guidance Update
Based on current expectations, management is providing the following updated guidance for 2016. Full year 2016 Adjusted EBITDA attributable to the Partnership, previously projected to be in the range of $96 - $106 million, is now expected to be in the range of $103 - $108 million. Full year distributable cash flow attributable to the Partnership, previously projected to be in the range of $82 - $92 million, is now expected to be in the range of $89 - $94 million. CONE Midstream’s  financial guidance is based on numerous assumptions about future events and conditions and, therefore, could vary materially from actual results. These estimates are meant to provide guidance only and are subject to revision for acquisitions or operating environment changes.
Third Quarter Financial and Operational Results Conference Call
A conference call and webcast, during which management will discuss third quarter 2016 financial and operational results, is scheduled for November 4, 2016 at 10:00 a.m. Eastern Time. Reference material for the call will be available on the "Events" page of our website, www.conemidstream.com, shortly before the start of the call. Prepared remarks by members of management will be followed by a question and answer period. Interested parties may listen via webcast by using the link posted on the "Events" page of our website or at http://services.choruscall.com/links/cnnx161104.html. Participants who would like to ask questions may join the conference by phone at 888-317-6016 (international 412-317-6016) five to ten minutes prior to the scheduled start time (reference the CONE Midstream call). An on-demand replay of the webcast will be also be available at http://services.choruscall.com/links/cnnx161104.html shortly after the conclusion of the conference call. A telephonic replay will be available through November 11, 2016 by dialing 877-344-7529 (international: 412-317-0088) and using the conference playback number 10093760.
_____________

(1)
Unless otherwise indicated, the reporting measures included in this news release reflect the unallocated total activity of the three development companies jointly owned by the Partnership and CONE Gathering LLC (“CONE Gathering”).  Because the Partnership owns a controlling interest in each of the three development companies, it fully consolidates their financial results. The Partnership's current economic interests in the development companies are: 75% in the Anchor Systems, 5% in the Growth Systems, and 5% in the Additional Systems. CONE Gathering is a midstream joint venture formed by CONSOL Energy Inc. and Noble Energy, Inc. and owns non-controlling interests in the Partnership’s development companies.

(2)
Adjusted EBITDA and DCF are not measures that are recognized under accounting principles generally accepted in the U.S. (“GAAP”). Definitions and reconciliations of these non-GAAP measures to GAAP reporting measures appear in the financial tables which follow.

Contact:	Stephen R. Milbourne
CONE Investor Relations

Phone:	724-485-4408

Email:	smilbourne@conemidstream.com

* * * * *
CONE Midstream Partners LP is a master limited partnership formed by CONSOL Energy Inc. (NYSE: CNX) and Noble Energy, Inc. (NYSE: NBL), referred to as our Sponsors, to own, operate, develop and acquire natural gas gathering and other midstream energy assets to service our Sponsors' production in the Marcellus Shale in Pennsylvania and West Virginia. Our assets include natural gas gathering pipelines and compression and dehydration facilities, as well as condensate gathering, collection, separation and stabilization facilities. More information is available on our website www.conemidstream.com.
* * * * *
This press release is intended to be a qualified notice to nominees as provided for under Treasury Regulation Section 1.1446-4(b). Brokers and nominees should treat one hundred percent (100.0%) of CONE Midstream’s distributions to non-U.S. investors as being attributed to income that is effectively connected with a United States trade or business. Accordingly, CONE Midstream's distributions to non-U.S. investors are subject to federal income tax withholding at the highest applicable effective tax rate. Nominees, and not CONE Midstream, are treated as withholding agents responsible for withholding on the distributions received by them on behalf of foreign investors.
* * * * *
This press release contains forward-looking statements within the meaning of the federal securities laws. Statements that are predictive in nature, that depend upon or refer to future events or conditions or that include the words "believe," "expect," "anticipate," "intend," "estimate" and other expressions that are predictions of or indicate future events and trends and that do not relate to historical matters identify forward-looking statements. Forward-looking statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict, and there can be no assurance that actual outcomes and results will not differ materially from those expected by our management. Factors that could cause our actual results to differ materially from the results contemplated by such forward-looking statements include, among others: the effects of changes in market prices of natural gas, NGLs and crude oil on our Sponsors’ drilling and development plan on our dedicated acreage and the volumes of natural gas and condensate that are produced on our dedicated acreage; changes in our Sponsors’ drilling and development plan in the Marcellus Shale and Utica Shale; our Sponsors’ ability to meet their drilling and development plan in the Marcellus Shale and Utica Shale; the demand for natural gas and condensate gathering services; changes in general economic conditions; competitive conditions in our industry; actions taken by third-party operators, gatherers, processors and transporters; our ability to successfully implement our business plan; and our ability to complete internal growth projects on time and on budget. You should not place undue reliance on our forward-looking statements. Although forward-looking statements reflect our good faith beliefs at the time they are made, forward-looking statements involve known and unknown risks, uncertainties and other factors, including the factors described under “Risk Factors” and “Forward-Looking Statements” in our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, which may cause our actual results, performance or achievements to differ materially from anticipated future results, performance or achievements expressed or implied by such forward-looking statements. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, changed circumstances or otherwise, unless required by law.

CONE MIDSTREAM PARTNERS LP
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per unit data)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Revenue
Gathering revenue — related party	$60,729	$53,753	$181,384	$144,638
Total Revenue	60,729	53,753	181,384	144,638
Expenses
Operating expense — third party	7,769	4,736	24,322	22,205
Operating expense — related party	7,209	8,095	22,631	22,079
General and administrative expense — third party	1,049	968	3,196	3,533
General and administrative expense — related party	2,624	2,413	6,521	6,385
Pipe revaluation	—	—	10,083	—
Depreciation expense	5,392	3,769	15,384	10,430
Interest expense	305	158	1,105	270
Total Expense	24,348	20,139	83,242	64,902
Net Income	36,381	33,614	98,142	79,736
Less: Net income attributable to noncontrolling interest	12,750	13,957	26,505	30,954
Net Income Attributable to General and Limited Partner Ownership Interest in CONE Midstream Partners LP	$23,631	$19,657	$71,637	$48,782

Calculation of Limited Partner Interest in Net Income:
Net Income Attributable to General and Limited Partner Ownership Interest in CONE Midstream Partners LP	$23,631	$19,657	$71,637	$48,782
Less: General partner interest in net income	473	393	1,433	976
Limited partner interest in net income	$23,158	$19,264	$70,204	$47,806

Net income per Limited Partner unit - Basic	$0.40	$0.33	$1.20	$0.82
Net Income per Limited Partner unit - Diluted	$0.40	$0.33	$1.20	$0.82

Limited Partner units outstanding - Basic	58,343	58,326	58,343	58,326
Limited Partner unit outstanding - Diluted	58,431	58,333	58,410	58,331

Cash distributions declared per unit (*)	$0.2630	$0.2280	$0.7620	$0.6605

(*)	Represents the cash distributions declared during the month following the respective quarterly reporting period ends.

CONE MIDSTREAM PARTNERS LP
CONSOLIDATED BALANCE SHEETS
(in thousands, except number of units)
(unaudited)

	September 30, 2016	December 31, 2015
ASSETS
Current Assets:
Cash	$4,196	$217
Receivables — related party	20,287	36,418
Inventory	—	18,916
Other current assets	1,431	2,037
Total Current Assets	25,914	57,588
Property and Equipment:
Property and equipment	922,498	897,918
Less — accumulated depreciation	46,698	31,609
Property and Equipment — Net	875,800	866,309
Other assets	9,001	528
TOTAL ASSETS	$910,715	$924,425

LIABILITIES AND EQUITY
Current Liabilities:
Accounts payable	$19,124	$46,155
Accounts payable — related party	1,680	1,628
Total Current Liabilities	20,804	47,783
Other Liabilities:
Revolving credit facility	41,000	73,500
Total Liabilities	61,804	121,283
Partners' Capital:
Common units (29,180,217 units issued and outstanding at September 30, 2016 and 29,163,121 units issued and outstanding at December 31, 2015)	413,610	399,399
Subordinated units (29,163,121 units issued and outstanding at September 30, 2016 and December 31, 2015)	(69,248)	(82,900)
General partner interest	(2,921)	(3,389)
Partners' capital attributable to CONE Midstream Partners LP	341,441	313,110
Noncontrolling interest	507,470	490,032
Total Partners' Capital	848,911	803,142
TOTAL LIABILITIES AND PARTNERS' CAPITAL	$910,715	$924,425

CONE MIDSTREAM PARTNERS LP
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Three Months Ended
	September 30,
	2016	2015
Cash Flows from Operating Activities:
Net Income	$36,381	$33,614
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation expense and amortization of debt issuance costs	5,434	3,810
Unit-based compensation	222	118
Other	429	—
Changes in assets and liabilities:
Receivables — related party	(2,874)	(10,894)
Other current and non-current assets	(216)	(62)
Accounts payable	572	7,853
Accounts payable — related party	33	4,369
Net Cash Provided by Operating Activities	39,981	38,808

Cash Flows from Investing Activities:
Capital expenditures	(6,742)	(94,781)
Proceeds from sale of long-lived assets	237	—
Net Cash Used in Investing Activities	(6,505)	(94,781)

Cash Flows from Financing Activities:
Partner and noncontrolling interest holder activity	(13,167)	36,611
Distributions to unitholders	(15,209)	(13,094)
Net (payment) proceeds on revolver	(6,000)	33,500
Net Cash (Used In) Provided By Financing Activities	(34,376)	57,017

Net (Decrease) Increase in Cash	(900)	1,044
Cash at Beginning of Period	5,096	161
Cash at End of Period	$4,196	$1,205

CONE MIDSTREAM PARTNERS LP
RECONCILIATION OF NET INCOME TO EBITDA AND DISTRIBUTABLE CASH FLOW
(in thousands)

Non-GAAP Financial Measures
EBITDA and Adjusted EBITDA
We define EBITDA as net income (loss) before net interest expense, depreciation and amortization, and Adjusted EBITDA as EBITDA adjusted for non-cash items which should not be included in the calculation of distributable cash flow. EBITDA and Adjusted EBITDA are used as supplemental financial measures by management and by external users of our financial statements, such as investors, industry analysts, lenders and ratings agencies, to assess:

•	our operating performance as compared to those of other companies in the midstream energy industry, without regard to financing methods, historical cost basis or capital structure;

•	the ability of our assets to generate sufficient cash flow to make distributions to our partners;

•	our ability to incur and service debt and fund capital expenditures; and

•	the viability of acquisitions and other capital expenditure projects and the returns on investment of various investment opportunities.
We believe that the presentation of EBITDA and Adjusted EBITDA provides information that is useful to investors in assessing our financial condition and results of operations. The GAAP measures most directly comparable to EBITDA and Adjusted EBITDA are net income and net cash provided by operating activities. EBITDA and Adjusted EBITDA should not be considered an alternative to net income, net cash provided by (used in) operating activities or any other measure of financial performance or liquidity presented in accordance with GAAP. EBITDA and Adjusted EBITDA exclude some, but not all, items that affect net income or net cash, and these measures may vary from those of other companies. As a result, EBITDA and Adjusted EBITDA as presented below may not be comparable to similarly titled measures of other companies.
Distributable Cash Flow
We define distributable cash flow as Adjusted EBITDA less net income attributable to noncontrolling interest, net cash interest paid and maintenance capital expenditures. Distributable cash flow does not reflect changes in working capital balances.
Distributable cash flow is used as a supplemental financial measure by management and by external users of our financial statements, such as investors, industry analysts, lenders and ratings agencies, to assess:

•	the ability of our assets to generate cash sufficient to support our indebtedness and make future cash distributions to our unitholders; and

•	the attractiveness of capital projects and acquisitions and the overall rates of return on alternative investment opportunities.
We believe that the presentation of distributable cash flow in this report provides information useful to investors in assessing our financial condition and results of operations. The GAAP measures most directly comparable to distributable cash flow are net income and net cash provided by operating activities. Distributable cash flow should not be considered an alternative to net income, net cash provided by operating activities or any other measure of financial performance or liquidity presented in accordance with GAAP. Distributable cash flow excludes some, but not all, items that affect net income or net cash, and these measures may vary from those of other companies. As a result, our distributable cash flow may not be comparable to similarly titled measures of other companies.

The following table presents a reconciliation of the non-GAAP measures of EBITDA, Adjusted EBITDA and distributable cash flow to the most directly comparable GAAP financial measures of net income and net cash provided by operating activities.

	Three Months Ended September 30,		Nine Months Ended September 30,
(unaudited)	2016	2015	2016	2015
Net Income	$36,381	$33,614	$98,142	$79,736
Depreciation expense	5,392	3,769	15,384	10,430
Interest expense	305	158	1,105	270
EBITDA	42,078	37,541	114,631	90,436
Non-cash unit-based compensation expense	222	118	577	310
Pipe revaluation	—	—	10,083	—
Adjusted EBITDA	42,300	37,659	125,291	90,746
Less:
Net income attributable to noncontrolling interest	12,750	13,957	26,505	30,954
Depreciation expense attributable to noncontrolling interest	2,589	1,728	7,283	4,553
Other expenses attributable to noncontrolling interest	205	63	521	97
Pipe revaluation attributable to noncontrolling interest	—	—	9,579	—
Adjusted EBITDA Attributable to General and Limited Partner Ownership Interest in CONE Midstream Partners LP	$26,756	$21,911	$81,403	$55,142
Less: cash interest paid, net	198	95	682	173
Less: ongoing maintenance capital expenditures, net of expected reimbursements	3,283	2,291	9,234	6,430
Distributable Cash Flow	$23,275	$19,525	$71,487	$48,539

Net Cash Provided by Operating Activities	$39,981	$38,808	$122,938	$99,268
Interest expense	305	158	1,105	270
Pipe revaluation	—	—	10,083	—
Other, including changes in working capital	2,014	(1,307)	(8,835)	(8,792)
Adjusted EBITDA	42,300	37,659	125,291	90,746
Less:
Net income attributable to noncontrolling interest	12,750	13,957	26,505	30,954
Depreciation expense attributable to noncontrolling interest	2,589	1,728	7,283	4,553
Other expense attributable to noncontrolling interest	205	63	521	97
Pipe revaluation attributable to noncontrolling interest	—	—	9,579	—
Adjusted EBITDA Attributable to General and Limited Partner Ownership Interest in CONE Midstream Partners LP	$26,756	$21,911	$81,403	$55,142
Less: cash interest paid, net	198	95	682	173
Less: ongoing maintenance capital expenditures, net of expected reimbursements	3,283	2,291	9,234	6,430
Distributable Cash Flow	$23,275	$19,525	$71,487	$48,539

The following table presents a reconciliation of the non-GAAP measures EBITDA, Adjusted EBITDA and distributable cash flow by quarter and for the most recently completed twelve month period with the most directly comparable GAAP financial measures, which are net income and net cash provided by operating activities.

(unaudited)	Q4 2015		Q1 2016		Q2 2016		Q3 2016		Twelve Months Ended September 30, 2016
Net Income	$35,796		$37,295		$24,468		$36,381		$133,940
Depreciation expense	4,623		4,839		5,152		5,392		20,006
Interest expense	565		419		381		305		1,670
EBITDA	40,984		42,553		30,001		42,078		155,616
Non-cash unit-based compensation expense	92		136		219		222		669
Pipe revaluation	—		—		10,083		—		10,083
Adjusted EBITDA	41,076		42,689		40,303		42,300		166,368
Less:
Net income attributable to noncontrolling interest	13,330		12,505		1,251		12,750		39,836
Depreciation expense attributable to noncontrolling interest	2,246		2,286		2,409		2,589		9,530
Other expenses attributable to noncontrolling interest	331		189		127		205		852
Pipe revaluation attributable to noncontrolling interest	—		—		9,579		—		9,579
Adjusted EBITDA Attributable to General and Limited Partner Ownership Interest in CONE Midstream Partners LP	$25,169		$27,709		$26,937		$26,756		$106,571
Less: cash interest paid, net	234		230		254		198		916
Less: ongoing maintenance capital expenditures, net of expected reimbursements	2,554		2,839		3,112		3,283		11,788
Distributable Cash Flow	$22,381		$24,640		$23,571		$23,275		$93,867

Net Cash Provided by Operating Activities	$16,749		$41,180		$41,777		$39,981		$139,687
Interest expense	565		419		381		305		1,670
Pipe revaluation	—		—		10,083		—		10,083
Other, including changes in working capital	23,762		1,090		(11,938)		2,014		14,928
Adjusted EBITDA	41,076		42,689		40,303		42,300		166,368
Less:
Net income attributable to noncontrolling interest	13,330		12,505		1,251		12,750		39,836
Depreciation expense attributable to noncontrolling interest	2,246		2,286		2,409		2,589		9,530
Other expenses attributable to noncontrolling interest	331		189		127		205		852
Pipe revaluation attributable to noncontrolling interest	—		—		9,579		—		9,579
Adjusted EBITDA Attributable to General and Limited Partner Ownership Interest in CONE Midstream Partners LP	$25,169		$27,709		$26,937		$26,756		$106,571
Less: cash interest paid, net	234		230		254		198		916
Less: ongoing maintenance capital expenditures, net of expected reimbursements	2,554		2,839		3,112		3,283		11,788
Distributable Cash Flow	$22,381		$24,640		$23,571		$23,275		$93,867
Distributions Declared	$14,062		$14,591		$15,209		$15,827		$59,689
Distribution Coverage Ratio - Declared	1.59	x	1.69	x	1.55	x	1.47	x	1.57	x

Distributable Cash Flow	$22,381		$24,640		$23,571		$23,275		$93,867
Distributions Paid	$13,570		$14,062		$14,591		$15,209		$57,432
Distribution Coverage Ratio - Paid	1.65	x	1.75	x	1.62	x	1.53	x	1.63	x

Development Companies Jointly Owned by CONE Midstream Partners LP
Operating Income Summary, Selected Operating Statistics and Capital Investment
(in thousands)
(unaudited)

	Three Months Ended September 30, 2016
	Development Company
	Anchor	Growth	Additional	TOTAL
Income Summary
Revenue	$50,005	$2,587	$8,137	$60,729
Expenses	18,846	1,475	4,027	24,348
Net Income	31,159	1,112	4,110	36,381
Less: Net income attributable to noncontrolling interest	7,790	1,055	3,905	12,750
Net Income Attributable to General and Limited Partner Ownership Interest in CONE Midstream Partners LP	$23,369	$57	$205	$23,631

Operating Statistics - Gathered Volumes
Dry gas (BBtu/d)	767	61	14	842
Wet gas (BBtu/d)	331	5	177	513
Condensate (MMcfe/d)	4	—	5	9
Total Gathered Volumes	1,102	66	196	1,364

Total Volumes Net to CONE Midstream Partners LP	827	3	10	840

Capital Investment
Maintenance capital	$4,308	$465	$568	$5,341
Expansion capital	560	—	841	1,401
Total Capital Investment	$4,868	$465	$1,409	$6,742

Capital Investment Net to CONE Midstream Partners LP
Maintenance capital	$3,231	$23	$29	$3,283
Expansion capital	420	—	42	462
Total Capital Investment Net to CONE Midstream Partners LP	$3,651	$23	$71	$3,745

Development Companies Jointly Owned by CONE Midstream Partners LP
Operating Income Summary, Selected Operating Statistics and Capital Investment
(in thousands)
(unaudited)

	Three Months Ended September 30, 2015
	Development Company
	Anchor	Growth	Additional	TOTAL
Income Summary
Revenue	$40,327	$3,467	$9,959	$53,753
Expenses	14,647	1,881	3,611	20,139
Net Income	25,680	1,586	6,348	33,614
Less: Net income attributable to noncontrolling interest	6,420	1,506	6,031	13,957
Net Income Attributable to General and Limited Partner Ownership Interest in CONE Midstream Partners LP	$19,260	$80	$317	$19,657

Operating Statistics - Gathered Volumes
Dry gas (BBtu/d)	480	82	6	568
Wet gas (BBtu/d)	348	10	207	565
Condensate (MMcfe/d)	7	—	16	23
Total Gathered Volumes	835	92	229	1,156

Total Volumes Net to CONE Midstream Partners LP	626	5	11	642

Capital Investment
Maintenance capital	$2,990	$346	$628	$3,964
Expansion capital	45,108	2,202	43,507	90,817
Total Capital Investment	$48,098	$2,548	$44,135	$94,781

Capital Investment Net to CONE Midstream Partners LP
Maintenance capital	$2,243	$17	$31	$2,291
Expansion capital	33,831	110	2,175	36,116
Total Capital Investment Net to CONE Midstream Partners LP	$36,074	$127	$2,206	$38,407